UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Buffalo	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Receivables Facility Credit Agreement and Receivables Sale Agreement

On June 20, 2023, Columbus McKinnon Corporation (the “Company”) and certain of its subsidiaries entered into an accounts receivable securitization transaction (the “Transaction”) with respect to certain indebtedness and other obligations owed to subsidiaries of the Company arising from the sale of goods or provision of services by these subsidiaries (the “Receivables”). In connection with the Transaction, the Company, as master servicer, and Columbus McKinnon FinCo, LLC, a Delaware limited liability company, as borrower (the “SPV Borrower”), entered into a Credit and Security Agreement (the “Facility Credit Agreement”), dated as of June 20, 2023, with Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”) and the lenders from time to time party thereto. The Facility Credit Agreement provides for revolving loans (the “Loans”) to be made from time to time to the SPV Borrower up to a maximum principal amount of $55.0 million. Under the Facility Credit Agreement, the Loans bear interest at a floating rate initially equal to a one-month secured overnight funding rate (SOFR) plus 10 basis points of credit spread adjustment, plus 110 basis points.

In connection with the Transaction, the Company and certain wholly-owned subsidiaries of the Company (collectively, the “Originators”) transferred and assigned, and will from time to time transfer and assign, on a “true sale” basis, certain Receivables to the SPV Borrower pursuant to a Receivables Sale Agreement, dated as of June 20, 2023, by and among the Company, as master servicer, SPV Borrower, as buyer and the Originators party thereto (the “Receivables Sale Agreement”). In connection with each such transfer and assignment, the SPV Borrower may request advances (the “Advances”) in respect of the Loans, subject to the satisfaction of the conditions precedent set forth in the Facility Credit Agreement. The SPV Borrower will use the proceeds of the Advances to finance the acquisition of Receivables by the SPV Borrower and the Originators will use proceeds from the sale of Receivables to the SPV Borrower for general corporate purposes, including for the repayment of other outstanding Company indebtedness. Amounts drawn under the Facility Credit Agreement may be borrowed, repaid and re-borrowed from time to time until the maturity date of the Facility Credit Agreement on June 19, 2026. Prior to the maturity date, the SPV Borrower is only required to repay principal to the extent necessary to maintain borrowing base compliance, unless an Amortization Event (as defined in the Facility Credit Agreement) occurs. Voluntary prepayments and commitment reductions under the Facility Credit Agreement are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

The obligations of the SPV Borrower under the Facility Credit Agreement are secured by the Receivables and certain related rights, including rights under the Receivables Sale Agreement with the Originators. The Facility Credit Agreement contains customary events of default (referred to in the Facility Credit Agreement as “Amortization Events”, and which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods). The Facility Credit Agreement also contains certain representations, warranties, conditions and affirmative and negative covenants, in each case as set forth in the Facility Credit Agreement.

In addition, pursuant to a performance undertaking, dated as of June 20, 2023 (the “Undertaking”), by the Company in favor of Wells Fargo, in its capacity as administrative agent for the secured parties under the Facility Credit Agreement, the Company has agreed to guaranty the prompt payment and performance by each Originator, in the Company’s capacity as an originator and a master servicer, of each such Originator’s obligations under the Receivables Sale Agreement and the Facility Credit Agreement.

The foregoing descriptions of the Facility Credit Agreement, the Receivables Sale Agreement and the Undertaking are not complete and are qualified in their entirety by reference to the Facility Credit Agreement, the Receivables Sale Agreement and the Undertaking, which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Third Amendment to the Credit Agreement

On June 26, 2023, the Company entered into the Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of May 14, 2021, by and among the Company, Columbus McKinnon EMEA GmbH, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, as amended (the “Credit Agreement”) pursuant to which the Company incurred an additional $75.0 million in aggregate principal amount of term loan B (the “Incremental Term Loan B”) as an add-on to the existing term loan B facility under the Credit Agreement. The Incremental Term Loan B was issued with an original issue discount of 0.75% of the principal amount of the Incremental Term Loan B such that the proceeds of the Incremental Term Loan B were advanced net of the original issue discount. The Incremental Term Loan B became part of, and are fungible with, the existing borrowings under the term loan B facility pursuant to the Credit Agreement.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The Company used the net proceeds from the Incremental Term Loan B and a draw of $45.0 million under its Facility Credit Agreement to pay down outstanding revolving credit facility borrowings under the Credit Agreement and certain fees and expenses in conjunction with the borrowings, which borrowings were primarily incurred in connection with the Company’s acquisition of montratec GmbH.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On June 26, 2023, the Company issued a press release announcing the Company’s incurrence of the Incremental Term Loan B and entry into the Third Amendment and Facility Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing. The furnishing of information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that this Current Report on Form 8-K contains material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit and Security Agreement, dated as of June 20, 2023, among Columbus McKinnon Corporation, as Master Servicer, Columbus McKinnon FinCo, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and the lenders from time to time party thereto.
10.2	Receivables Sale Agreement, dated as of June 20, 2023, by and among Columbus McKinnon Corporation, as Master Servicer, Columbus McKinnon FinCo, LLC, as Buyer and the Originators party thereto.
10.3	Performance Undertaking, dated as of June 20, 2023, by Columbus McKinnon Corporation, as Performance Guarantor, in favor of Wells Fargo Bank, National Association, as Administrative Agent.
10.4	Third Amendment, dated as of June 26, 2023, by and between Columbus McKinnon Corporation, and JPMorgan Chase Bank, N.A., as Administrative Agent.
99.1	Press Release, dated June 26, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Senior Vice President Corporate Development,
General Counsel and Secretary

Dated: June 26, 2023